Contact:
China Sky One Medical, Inc. Mr. Liao Xiaoqing, CFO Phone: 86-1591-067-2198 Email:tdrhan@163.com	CCG Elite Investor Relations Inc. Mr. Crocker Coulson, President Phone: +1-646-213-1915 (New York) Email: crocker.coulson@ccgir.com Website: www.ccgelite.com

China Sky One Medical, Inc. Changes Management Team

HARBIN, China-- May 13, 2008 -- China Sky One Medical, Inc. (OTC Bulletin Board: CSKI; “China Sky” or “the Company”), a China based manufacturer, marketer and distributor of pharmaceutical, medicinal and diagnostic products, announced today the changes in management team. The changes were made in conjunction with the Company filing an application to list its shares on the American Stock Exchange.

As of May 7, 2008, Mr. Haifeng “Steve” Wang resigned as a secretary and member of the Board of Directors (the “Board”) of China Sky One Medical, Inc for personal reasons and Ms. Xiaoyan Han resigned as Chief Financial Officer and was appointed as Vice Chairman of the Board.

Simultaneously, Mr. Xiaoqing Liao was appointed to the Board and was appointed as Chief Financial Officer and Secretary of the Company and to similar positions with the Company’s operating subsidiaries.

Xiaoqing Liao has been employed with the company in various capacities since March 2008. From 2005 to 2008, he worked as an acting Corporate Secretary for Zhongjin Gold Corporation, a PRC state-owned company listed on the Shangai Stock Exchange, where he assisted with various restructuring efforts. Prior to Zhongjin, Mr. Liao was a law clerk in the Law Department of China National Gold Group, a large mining company controlled by the Central State-Owned Asset Committee, where his responsibilities included reporting directly to senior management on international economic and trade issues. From 2003 to 2004, he worked as investment manager for Unisar Avionics LTD, an international trading company in the United Kingdom. Mr. Liao earned a certification from the Shanghai Stock Exchange to act as a company secretary for companies listed on such exchange in the PRC. He graduated from the Zhongnan University of Economic and Law where he received a Bachelor or Arts degree in law with a minor in accounting and international finance in 2003. Mr. Liao also studied for one and half years in University of Newcastle upon Tyne in the United Kingdom, where he received a Merit LLM degree in international economics, international finance law and international accounting in 2004.

“China Sky One strives to achieve the high standards in financial reporting as required by a U.S. listed public company. We look forward to working with our newly appointed CFO and Board Secretary whom we hope will be able to continue to represent the interests of all our shareholders throughout the world and continue to deliver outstanding returns for our shareholders,” said Mr. Yan-qing Liu, Chairman, CEO and Director of China Sky One Medical, Inc.

About China Sky One Medical, Inc.

China Sky One Medical, Inc., a Nevada corporation, is a China based company engaged in the manufacturing, marketing and distribution of pharmaceutical, medicinal and diagnostic kit products. Through its wholly-owned subsidiaries, Harbin Tian Di Ren Medical Science and Technology Company and Harbin First Bio- Engineering Company Limited the Company manufactures and distributes over-the- counter pharmaceutical products as its primary revenue source. For more information, visit http://www.skyonemedical.com.

Safe Harbor Statement

Certain statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Additional statements that are necessarily forward looking in nature also include, without limitation, statements relating to our research and development activities, expected revenues or sales margins, results of recent acquisitions and our ability to increase sales and expand our presence in the global market place, and risks or uncertainties relating to PRC socioeconomic issues. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. The Company cannot provide any assurance that it will be able to establish listing of its securities on any national or regional securities exchange or market system. Actual results could differ materially from the expectations reflected in such forward- looking statements as a result of a variety of factors, including the inability of the company to meet listing standards of an exchange, risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners both in China and throughout the world and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

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